Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
The unaudited pro forma condensed consolidated financial statements are presented to show how PBF Holding Company LLC (“PBF Holding” or the “Company”) might have looked if PBF Holding’s acquisition of the ownership interests of Chalmette Refining, L.L.C. along with its consolidated subsidiaries (“Chalmette Refining”), which owns the Chalmette refinery and related logistics assets (collectively, the “Chalmette Acquisition”), the acquisition of the Torrance refinery and related logistics assets (collectively, the “Torrance Acquisition”), the consummation of the offering of PBF Holding’s 7.00% senior secured notes due 2023 (the “2023 Senior Secured Notes”) and borrowings incurred under our asset-backed revolving credit facility (“Revolving Loan”) to fund the Chalmette and Torrance Acquisitions as described below had occurred on the date and for the periods indicated below. We derived the following unaudited pro forma condensed consolidated financial statements by applying pro forma adjustments to our historical consolidated financial statements, the historical financial statements of Chalmette Refining and the historical financial statements of the Torrance refinery and related logistics assets (collectively “Torrance Refining”). The pro forma effects of the Chalmette Acquisition and the Torrance Acquisition are based on the acquisition method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations.
We derived the following unaudited pro forma condensed consolidated financial statements by applying pro forma adjustments to our historical condensed consolidated financial statements that give effect to the Chalmette Acquisition, the Torrance Acquisition, the consummation of the 2023 Senior Secured Notes and the borrowings incurred under our Revolving Loan to fund the Chalmette and Torrance Acquisitions. The unaudited pro forma consolidated balance sheet is based on the individual historical consolidated balance sheets of the Company and Torrance Refining as of June 30, 2016, and has been prepared to reflect the Torrance Acquisition as if it occurred on June 30, 2016. The historical consolidated balance sheet of the Company as of June 30, 2016 reflected the borrowing incurred under our Revolving Loan to partially fund the Torrance Acquisition. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2015 and the six-months ended June 30, 2016 combines the historical results of operations of the Company, Chalmette Refining and Torrance Refining, as if the acquisitions occurred on January 1, 2015 and gives effect to the borrowings incurred under our Revolving Loan to fund the Chalmette Acquisition and the Torrance Acquisition and the consummation of the 2023 Senior Secured Notes, as if they occurred on January 1, 2015.
The unaudited pro forma consolidated statements of operations for the year ended December 31, 2015 and the six months ended June 30, 2016 do not reflect future events that may occur after the completion of the Torrance and Chalmette Acquisitions on July 1, 2016 and November 1, 2015, respectively, including but not limited to the anticipated realization of cost savings from operating synergies and certain charges expected to be incurred in connection with the transaction, including, but not limited to, costs that may be incurred in connection with integrating the operations of Chalmette Refining and Torrance Refining.
The unaudited pro forma consolidated financial information is presented for informational purposes only. The unaudited pro forma condensed consolidated financial information does not purport to represent what our results of operations or financial condition would have been had the transactions to which the pro forma adjustments relate actually occurred on the dates indicated, and they do not purport to project our results of operations or financial condition for any future period or as of any future date. In addition, they do not purport to indicate the results that would actually have been obtained had the Chalmette and Torrance Acquisitions been completed on the assumed date or for the periods presented, or which may be realized in the future.
In order to prepare the pro forma condensed consolidated financial information, we adjusted Torrance Refining’s historical assets and liabilities to their estimated fair values in accordance with ASC 805 as a result of our closing of the Torrance Acquisition on July 1, 2016. As of the date of this Current Report on Form 8-K/A, we have not completed the detailed valuation work necessary to arrive at the required estimates of the fair value of Torrance Refining’s assets acquired and the liabilities assumed and the related allocation of the purchase price, nor have we identified all adjustments necessary to conform Torrance Refining’s accounting policies to our accounting policies. The determination of the fair value of Torrance Refining’s assets and liabilities is ongoing and is expected to be finalized for our December 31, 2016 fiscal year-end. As a result, the accompanying unaudited pro forma purchase price allocation is preliminary and is subject to further adjustments as additional information becomes available and as additional analyses are performed. The preliminary unaudited pro forma purchase price allocation has been made solely for the purpose of preparing the accompanying unaudited pro forma condensed consolidated financial statements. There can be no assurance that such finalization of the purchase price will not result in material changes from the preliminary purchase price allocation included in the accompanying unaudited pro forma condensed consolidated financial statements.

The pro forma adjustments as of and for the six months ended June 30, 2016 principally give effect to:

•	the closing of the Torrance Acquisition and its associated impact on our balance sheet and statement of operations including the borrowing incurred under our Revolving Loan to fund the acquisition.

The pro forma adjustments for the year ended December 31, 2015 principally give effect to:

•
the closing of the Chalmette Acquisition and the Torrance Acquisition and their associated impact on our statement of operations including the borrowings incurred under our Revolving Loan to fund the Chalmette and Torrance Acquisitions; and

•	the consummation of the 2023 Senior Secured Notes offering, the proceeds of which were used to partially fund the Torrance Acquisition.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of June 30, 2016
(in thousands)

	Historical		Pro Forma Effect of Accounting Changes (Note 1)	Adjusted Pro Forma Torrance	Pro Forma Acquisition Adjustments (Note 2)		Other Pro Forma Adjustments		Pro Forma Condensed Consolidated

	PBF Holding	Torrance
ASSETS
Current assets:
Cash and cash equivalents	$1,310,230	$—	$—	$—	$(996,533)		$10,000	(2)	$323,697
Accounts receivable, net	645,404	—	—	—	25,236		—		670,640
Accounts receivable- affiliates	3,850	268,404	—	268,404	(268,404)		—		3,850
Inventories	1,308,536	540,185	—	540,185	(131,276)		—		1,717,445
Prepaid expense and other current assets	50,123	—	—	—	5,604		(10,000)	(2)	45,727
Total current assets	3,318,143	808,589	—	808,589	(1,365,373)		—		2,761,359

Property, plant and equipment, net	2,262,027	867,309	—	867,309	(116,136)		—		3,013,200
Deferred charges and other assets, net	370,429	—	—	—	46,792		—		417,221
Total assets	$5,950,599	$1,675,898	$—	$1,675,898	$(1,434,717)		$—		$6,191,780

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$373,485	$—	$2,966	$2,966	$—		$—		$376,451
Accounts payable- affiliates	21,904	222,590	—	222,590	(222,590)		—		21,904
Accrued expenses	1,303,771	—	149,000	149,000	(99,000)		—		1,353,771
Deferred tax liability	26,888	—	—	—	—		—		26,888
Deferred revenue	7,810	—	—	—	—		—		7,810
Other current liabilities	—	217,224	(151,966)	65,258	(65,258)		—		—
Total current liabilities	1,733,858	439,814	—	439,814	(386,848)		—		1,786,824

Delaware Economic Development Authority Loan	4,000	—	—	—	—		—		4,000
Long-term debt	1,788,870	—	—	—	—		—		1,788,870
Affiliate notes payable	470,165	—	—	—	—		—		470,165
Deferred tax liability	25,721	224,523	—	224,523	(224,523)		—		25,721
Other long-term liabilities	78,564	15,154	—	15,154	173,061		—		266,779
Total liabilities	4,101,178	679,491	—	679,491	(438,310)		—		4,342,359

Commitments and contingencies

Equity:
Net parent investment	—	996,407	—	996,407	(996,407)	(3)	—		—
Member's equity	1,489,892	—	—	—	—		—		1,489,892
Retained earnings	370,616	—	—	—	—		—		370,616
Accumulated other comprehensive loss	(23,733)	—	—	—	—		—		(23,733)
Total PBF Holding Company LLC equity	1,836,775	996,407	—	996,407	(996,407)		—		1,836,775
Noncontrolling interest	12,646	—	—	—	—		—		12,646
Total equity	1,849,421	996,407	—	996,407	(996,407)		—		1,849,421
Total Liabilities and Equity	$5,950,599	$1,675,898	$—	$1,675,898	$(1,434,717)		$—		$6,191,780

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

1.
We performed certain procedures for the purpose of identifying any material differences in significant accounting policies between PBF Holding and Torrance Refining and any accounting adjustments that would be required in connection with adopting uniform policies. Procedures performed by PBF Holding included a review of the summary of significant accounting policies disclosed in the Torrance Refining audited financial statements and discussions with Torrance Refining management regarding their significant accounting policies in order to identify material adjustments. While we are continuing to engage in additional discussions with Torrance Refining management and are in the process of evaluating the impact of Torrance Refining’s accounting policies on its historical results following the close of the acquisition on July 1, 2016, our best estimate of the differences we have identified to date is included in Note 4 below. Additionally, certain amounts within the historical Torrance Refining other current liabilities account were reclassed to accrued expenses and accounts payable to conform to PBF Holding policy.

2.
Represents preliminary cash consideration transferred at closing consisting of $537.5 million for the Torrance Acquisition and a preliminary working capital settlement of $459.0 million, which was funded through a combination of cash on hand including proceeds from a parent company capital contribution, the Company’s 2023 Senior Secured Notes offering and borrowings under our Revolving Loan. The estimated preliminary fair value of the net assets acquired as follows:

(in millions)
Accounts receivable	$25.2
Inventories	408.9
Prepaid expenses and other current assets	5.6
Property, plant and equipment	751.2
Deferred charges and other assets, net	46.8
Accounts payable	(3.0)
Accrued expenses	(50.0)
Other long-term liabilities	(188.2)
Estimated fair value of net assets acquired	$996.5
To reflect our preliminary fair value estimates of the Torrance Refining assets and liabilities, certain purchase accounting adjustments were made as follows:
Decrease in inventories of $131.3 million
Decrease in property plant and equipment, net of $116.1 million
Decrease in accrued expenses of $99.0 million
Increase in other long-term liabilities of $173.1 million

Additionally, in connection with the purchase accounting for Torrance Refining, we reversed the historical financial information for accounts receivable-affiliate, other current liabilities, deferred tax liabilities, and net parent investment as these assets and liabilities were not acquired in the transaction.

These pro forma acquisition adjustments reflect the reversal of Torrance Refining’s historical assets and liabilities as of June 30, 2016 and the recording of the estimated preliminary purchase price allocation of the fair value of the net assets acquired from Torrance Refining as shown above.

This preliminary purchase price allocation estimate is based on PBF Holding’s initial estimates at closing and final allocations are subject to the terms of the sale and purchase agreement. The fair values of the accounts receivable, prepaid expenses and other current assets, deferred charges and other assets and accounts payable are estimated to approximate their carrying value and are based on the estimated working capital acquired at closing. The fair value of inventory is based on the estimated quantities acquired at closing using estimated market prices. The fair value of accrued expenses and other long-term liabilities is based on the estimated assumed emission obligations and environmental liability at closing. The fair value of property, plant and equipment is largely based on the acquisition purchase price of the assets. These amounts may change and may change materially at the time the Torrance Acquisition purchase price allocation is finalized. The final determination of the purchase price allocation is anticipated to be completed as soon as practicable after the close of the acquisition. PBF Holding anticipates that the valuations of the acquired assets and liabilities will include, but not be limited to, inventory, property, plant and equipment and other potential intangible assets. The valuations are being performed by a third-party valuation specialist based on valuation techniques that PBF Holding deems appropriate for measuring the fair value of the assets acquired and liabilities assumed.

The final acquisition consideration, and amounts allocated to assets acquired and liabilities assumed in the acquisition could differ materially from the amounts presented in these unaudited pro forma condensed consolidated financial statements.

The pro forma net cash adjustment includes the impacts of the following:

(in millions)
Cash paid for Torrance Acquisition	$996.5
Less: Amount prepaid to escrow in Q3 2015	(10.0)
Total pro forma cash adjustment	$986.5

3.	Reflects the elimination of Torrance Refining's Net Parent Investment in connection with PBF Holding’s acquisition of Torrance Refining.

Unaudited Pro Forma Condensed Consolidated Statement of Operations
Six Months Ended June 30, 2016
(in thousands)

	Historical		Pro Forma Effect of Accounting Changes		Adjusted Pro Forma Torrance	Pro Forma Acquisition Adjustments		Pro Forma Condensed Consolidated

	PBF Holding	Torrance

Revenues	$6,655,958	$1,079,011	$—		$1,079,011	$—		$7,734,969

Cost and expenses:
Cost of sales, excluding depreciation	5,730,731	1,000,845	—		1,000,845	—		6,731,576
Operating expenses, excluding depreciation	568,178	349,460	(18,891)	(4)	330,569	—		898,747
General and administrative expenses	71,360	52,778	—		52,778	—		124,138
Loss on sale of assets	3,222	—	—		—	—		3,222
Depreciation and amortization	103,212	34,722	28,384	(4)	63,106	(21,365)	(5)	144,953
	6,476,703	1,437,805	9,493		1,447,298	(21,365)		7,902,636

Income (loss) from operations	179,255	(358,794)	(9,493)		(368,287)	21,365		(167,667)

Other income (expense)
Change in fair value of catalyst leases	(4,633)	—	—		—	—		(4,633)
Interest expense, net	(64,550)	—	—		—	(5,632)	(6)	(70,182)
Income (loss) before income taxes	110,072	(358,794)	(9,493)		(368,287)	15,733		(242,482)

Income tax expense (benefit)	26,996	(143,936)	—		(143,936)	—		(116,940)
Net income (loss)	83,076	(214,858)	(9,493)		(224,351)	15,733		(125,542)

Less: net income attributable to noncontrolling interest	393	—	—		—	—		393
Net income (loss)attributable to PBF Holding Company LLC	$82,683	$(214,858)	$(9,493)		$(224,351)	$15,733		$(125,935)

Unaudited Pro Forma Condensed Consolidated Statement of Operations
Year ended December 31, 2015
(in thousands)

	Historical				Pro Forma Effect of Accounting Changes		Adjusted Pro Forma Chalmette and Torrance	Pro Forma Acquisition Adjustments		Pro Forma Condensed Consolidated

	PBF Holding - Year ended December 31, 2015	Chalmette - Nine months ended September 30, 2015	Chalmette - One months ended October 31, 2015	Torrance - Year ended December 31, 2015

Revenues	$13,123,929	$3,388,258	$299,735	$3,128,800	$—		$6,816,793	$—		$19,940,722

Cost and expenses:
Cost of sales, excluding depreciation	11,611,599	2,961,695	266,804	2,990,345	(218,441)	(4)	6,000,403	—		17,612,002
Operating expenses, excluding depreciation	889,368	—	—	855,077	293,000	(4)	939,897	—		1,829,265
					(208,180)	(4a)
General and administrative expenses	166,904	134,438	35,187	99,702	(117,448)	(4)	151,879	—		318,783
(Gain) loss on sale of assets	(1,004)	—	—	78	—		78	—		(926)
Depreciation and amortization	191,110	38,934	14,271	71,550	52,045	(4)	176,800	(85,169)	(5)	282,741
Impairment	—	405,408	—	—	—		405,408	(405,408)	(5)	—
	12,857,977	3,540,475	316,262	4,016,752	(199,024)		7,674,465	(490,577)		20,041,865

Income (loss) from operations	265,952	(152,217)	(16,527)	(887,952)	199,024		(857,672)	490,577		(101,143)

Other income (expense)
Change in fair value of catalyst leases	10,184	—	—	—	—		—	—		10,184
Interest expense, net	(88,194)	109	27	—	(40,869)	(4)	(40,733)	(49,235)	(6)	(178,162)
Income (loss) before income taxes	187,942	(152,108)	(16,500)	(887,952)	158,155		(898,405)	441,342		(269,121)

Income tax expense (benefit)	648	—	—	(361,805)	2,020	(4)	(359,785)	—		(359,137)
Net income (loss)	187,294	(152,108)	(16,500)	(526,147)	156,135		(538,620)	441,342		90,016

Less: net income attributable to noncontrolling interest	274	646	70	—	—		716	—		990
Net income (loss)attributable to PBF Holding Company LLC	$187,020	$(152,754)	$(16,570)	$(526,147)	$156,135		$(539,336)	$441,342		$89,026

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

4.
Reflects the estimated impact of reversing refinery turnaround costs expensed by Torrance Refining from January 1, 2015 through June 30, 2016 in accordance with their historical accounting policy in order to conform to PBF Holding’s accounting policy which is to capitalize refinery turnaround costs incurred in connection with planned major maintenance activities and subsequently amortize such costs on a straight line basis over the period of time estimated to lapse until the next turnaround occurs (generally 3 to 5 years).

The impact of this adjustment for Torrance Refining includes the reversal of the turnaround expense recorded in operating expenses ($208.2 million for the year ended December 31, 2015 (shown as 4a) and $18.9 million for the six months ended June 30, 2016) and recording the estimated depreciation expense of $52.0 million and $28.4 million for 2015 and the six months ended June 30, 2016, respectively, associated with the turnaround costs that have been capitalized on the balance sheet in accordance with our policy.

This adjustment also reflects certain reclassification adjustments to conform to our income statement presentation. The following reclassification adjustments to increase (decrease) certain lines in our income statement were made for Chalmette Refining:

Year ended December 31, 2015
(in $ millions)
Cost of sales, excluding depreciation	$(218.4)
Operating expenses, excluding depreciation	293.0
General and administrative expenses	(117.4)
Interest expense, net	40.9
Income tax expense	2.0

5.
Represents a decrease when comparing the estimated depreciation and amortization expense resulting from the assumed fair value of property, plant and equipment acquired through the Chalmette Acquisition and the Torrance Acquisition, calculated on a straight line basis and based on a weighted average useful life of 25 years, in comparison to the historical depreciation and amortization expense recorded. Also reflects the reversal of the impairment charge recorded by Chalmette Refining in 2015 which would not be applicable since property, plant & equipment would be recorded at fair value in connection with our preliminary purchase price allocation.

6.
Represents assumed interest expense incurred in connection with the $170.0 million and $550.0 million borrowings under our Revolver Loan, which were used in part to fund the Chalmette and Torrance Acquisitions, respectively, and the consummation of the 2023 Senior Secured Notes in 2015.